Exhibit 99.1

MaxCyte Reports Third Quarter 2026 Financial Results and Updates Full Year 2026 Total Revenue Guidance

MaxCyte will host its third quarter 2026 earnings call today, November 10th, at 8:30 a.m. Eastern Time

Third Quarter and Recent Business Highlights:

•	Reports total revenue of $10.2 million for the third quarter of 2026, including $8.2 million of core revenue and $2.0 million of SPL Program-related revenue

•	Raises Full Year 2026 Total Revenue Guidance to at least $34.5 million, reflecting a projected return to full-year revenue growth

•	In July, MaxCyte announced a strategic, multi-platform technology license partnership with Genentech

•	MaxCyte today announced the proposed acquisition of Akron Bio, a leading supplier of GMP-grade reagents and ancillary materials, expanding its offering across cell therapy manufacturing and nearly doubling revenue

ROCKVILLE, MD, November 10, 2026 — MaxCyte, Inc. (NASDAQ: MXCT), a leading cell-engineering company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its third quarter ended September 30, 2026 financial results and raised its 2026 total revenue guidance.

"Today, we announced our intention to acquire Akron Bio, a transformational moment for MaxCyte. I believe combining MaxCyte and Akron will expand our commercial opportunity, strengthen our financial profile, and drive long-term value,” said Maher Masoud, President and CEO of MaxCyte. “MaxCyte’s third quarter results reflect the progress that we have made throughout 2026, with approximately 15% year-over-year core revenue growth expected in the second half of this year, exceeding the growth expectations we established at the beginning of 2026. Looking ahead, our SPL partners are at the forefront of cell therapy program development, with more late-stage programs than ever before, including two pivotal trials that could result in approvals as early as next year. Our enterprise pharma partnership is off to a strong start and represents an exciting opportunity to support its advancing cell therapy pipeline. Together, with building adoption in early research, we now have a broad set of solutions at every stage, from discovery through commercialization. We believe we have strong momentum heading into the end of the year and remain committed to executing on our priorities to drive durable long-term growth.”

Third Quarter Financial Results

•	Total revenue of $10.2 million in the third quarter of 2026, an increase of 49% over the third quarter of 2025.

o	Core business revenue of $8.2 million in the third quarter of 2026, an increase of 27% over the third quarter of 2025.
o	Strategic Platform License (SPL) Program-related revenue was $2.0 million for the third quarter of 2026, compared to $0.4 million in the third quarter of 2025.

•	Gross profit for the third quarter of 2026 was $8.5 million (83% gross margin), compared to $5.2 million (77% gross margin) in the third quarter of 2025.
•	Non-GAAP adjusted gross margin was 80% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 81% in the third quarter of 2025.
•	Operating expenses for the third quarter of 2026 were $14.5 million, compared to operating expenses of $19.4 million in the third quarter of 2025.
•	Third quarter 2026 net loss was $4.8 million compared to net loss of $12.4 million for the same period in 2025.
•	EBITDA, a non-GAAP measure, was a loss of $5.1 million for the third quarter of 2026, compared to a loss of $13.1 million for the third quarter of 2025; stock-based compensation expense was $1.0 million in the third quarter of 2026 compared to $2.0 million in the third quarter of 2025.
•	Total SPL agreements was 28 as of September 30, 2026, which includes 13 programs currently in the clinic (defined as programs with at least a cleared IND or equivalent) and one commercial program.
•	Total cash, cash equivalents and investments were $132.7 million as of September 30, 2026.

Full Year 2026 Guidance

•	Excluding the impact of the Akron acquisition, full year revenue is now expected to be at least $34.5 million, consisting of:

o	Core revenue of approximately $28 million.

o	SPL Program-related revenue of at least $6.5 million for the year; SPL Program-related revenue guidance includes both revenue of approximately $4 million from milestone payments and at least $2.5 million from commercial royalties.

•	Assuming the close of the Akron acquisition, MaxCyte expects to have approximately $40.0 to $45.0 million in total cash, cash equivalents and investments as of the end of 2026, which accounts for an estimated $105.0 million paid in cash and acquisition deal expenses, along with $22.0 million drawn under the MidCap Financial credit facility financing.

•	On a pro forma basis, excluding the impact of the Akron acquisition and deal-related expenses and other costs related to the Akron acquisition, MaxCyte now expects to end 2026 with approximately $133 million in total cash, cash equivalents and investments, reflecting higher expected revenues and continued management of expenses.

The pro forma amount above is presented solely to provide a comparison, on a consistent basis, to the $132.7 million of total cash, cash equivalents and investments as of September 30, 2026. Because it excludes the cash purchase price, deal-related expenses and other costs related to the Akron acquisition, it is not a forecast of the Company’s actual year-end cash position, and the Company does not expect to hold approximately $133 million of total cash, cash equivalents and investments as of December 31, 2026.

The following tables provide details regarding the sources of our revenue for the periods presented.

	Three Months Ended
	September 30 (Unaudited)
	2026	2025	%
(in thousands, except percentages)
Instruments	$2,779	$1,376	102%
PAs and Consumables	3,092	2,577	20%
Licenses	1,967	1,803	9%
Assay Service	43	248	(83)%
Other	276	402	(31)%
Total Core Revenue	$8,157	$6,406	27%
Milestones	1,004	254	295%
Royalties	991	169	486%
Total Revenue	$10,152	$6,829	49%

Webcast and Conference Call Details

MaxCyte will host a conference call today, November 10, 2026, at 8:30 a.m. Eastern Time. A live and archived webcast of the event will be available on the "Events" section of the MaxCyte website at https://investors.maxcyte.com/. You can access the conference call by dialing (800) 715-9871 within the U.S. or (646) 307-1963 outside the U.S. The conference ID is 1965284.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure™ gene editing risk assessment services enable high-performance cell engineering and rigorous evaluation of editing outcomes, supporting confidence in therapeutic development. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine.

Learn more at maxcyte.com and follow us on LinkedIn and Bluesky.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory. The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company's financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company's business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading "Risk Factors" and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, customer expectations and objectives of management for future operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "seek," "predict," "future," "project," "potential," "continue," "contemplate," "target," the negative of these words and similar words or expressions. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, our full year 2026 revenue and cash guidance, expectations regarding core business revenue growth in the second half of 2026, the proposed acquisition of Akron Bio, the benefits of the Akron acquisition, including the revenue base assumptions, statements concerning the following: our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; expectations regarding customer-level activities (including the expected advancement of our SPL partners' clinical programs, including Phase 3 trial initiations); our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

Risks and uncertainties related to the proposed acquisition of Akron Bio include, but are not limited to, the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; that the acquisition may not close on the expected timeline or at all; the significant costs of the acquisition, which have reduced our cash resources and increased our fixed obligations, including $20.0 million of guaranteed deferred payments; dilution to our stockholders from issued shares of common stock; our ability to integrate Akron Bio and realize the anticipated benefits of the acquisition; and risks related to our new indebtedness under our credit facility, including our debt service obligations. These and other risks and uncertainties are described in greater detail in Item 1A, entitled "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under "SEC Filings" on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

Erik Abdow

ir@maxcyte.com

Media Contact
Oak Street Communications
Kristen White
kristen@oakstreetcommunications.com
415.608.6060

MaxCyte, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$13,372	$20,065
Short-term investments, at amortized cost	87,908	82,979
Accounts receivable, net	12,054	3,503
Inventory, net	7,380	7,547
Prepaid expenses and other current assets	3,777	4,275
Assets held for sale	180	—
Total current assets	124,671	118,369

Investments, non-current, at amortized cost	31,469	52,570
Property and equipment, net	14,342	17,531
Right-of-use asset - operating leases	10,237	10,920
Intangible assets, net	749	650
Other assets	1,015	2,467
Total assets	$182,483	$202,507

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,026	$1,401
Accrued expenses and other	5,937	7,812
Operating lease liability, current	1,565	1,456
Deferred revenue, current portion	7,388	3,598
Total current liabilities	15,916	14,267

Operating lease liability, net of current portion	15,325	16,487
Other liabilities	311	263
Total liabilities	31,552	31,017

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at September 30, 2026 and December 31, 2025		—
Common stock, $0.01 par value; 400,000,000 shares authorized, 107,493,772 and 106,789,618 shares issued, and 103,233,238 and 106,789,618 outstanding at September 30, 2026 and December 31, 2025, respectively	1,075	1,068
Additional paid-in capital	435,225	431,905
Treasury stock, 4,260,534 shares, at cost	(5,500)	—
Accumulated deficit	(279,869)	(261,483)
Total stockholders’ equity	150,931	171,490
Total liabilities and stockholders’ equity	$182,483	$202,507

MaxCyte, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$10,152	$6,829	$27,074	$25,726
Cost of goods sold	1,684	1,596	4,928	4,612
Gross profit	8,468	5,233	22,146	21,114

Operating expenses:
Research and development	2,874	5,316	10,984	17,488
Sales and marketing	4,214	3,936	11,006	15,420
General and administrative	6,553	6,028	19,777	22,634
Restructuring expense	-	3,058	-	3,058
Depreciation and amortization	868	1,044	2,837	3,185
Total operating expenses	14,509	19,382	44,604	61,785
Operating loss	(6,041)	(14,149)	(22,458)	(40,671)

Other income:
Interest income	1,279	1,733	4,072	5,637
Total other income	1,279	1,733	4,072	5,637
Loss before income taxes	(4,762)	(12,416)	(18,386)	(35,034)
Provision for income taxes	—	—	—	—
Net loss	(4,762)	(12,416)	(18,386)	(35,034)
Other comprehensive income	—	—	—	—
Comprehensive loss	$(4,762)	$(12,416)	$(18,386)	$(35,034)
Basic and diluted net loss per share	$(0.05)	$(0.12)	$(0.17)	$(0.33)
Weighted-average shares outstanding, basic and diluted	103,537,926	106,613,075	105,732,991	106,324,792

MaxCyte, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(18,386)	$(35,034)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,925	3,268
Impairment of fixed assets	630	—
Lease right-of-use asset amortization	683	587
Net book value of consigned equipment sold	105	70
Loss on disposal of property and equipment	23	132
Stock-based compensation	3,264	8,507
Credit loss expense	—	29
Provision for inventory reserve	400	525
Amortization of discounts on investments	(1,251)	(2,219)

Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(8,551)	(3,649)
Inventory	(708)	647
Prepaid expense and other current assets	498	744
Other assets	1,464	(924)
Accounts payable, accrued expenses and other	(2,217)	(3,338)
Operating lease liability	(1,053)	(939)
Deferred revenue	3,790	(80)
Other liabilities	48	(47)
Net cash used in operating activities	(18,336)	(31,721)

Cash flows from investing activities:
Purchases of investments	(55,113)	(98,031)
Maturities of investments	72,536	117,600
Purchases of property and equipment	(193)	(1,537)
Acquisition of intangible assets	(150)	—
Acquisition of business, net of cash acquired of $541	—	(1,773)
Net cash provided by investing activities	17,080	16,259

Cash flows from financing activities:
Proceeds from exercise of stock options	29	417
Proceeds from issuance of common stock under employee stock purchase plan	34	134
Repurchases of common stock	(5,500)	—
Net cash (used in) provided by financing activities	(5,437)	551
Net decrease in cash and cash equivalents	(6,693)	(14,911)
Cash and cash equivalents, beginning of period	20,065	27,884
Cash and cash equivalents, end of period	$13,372	$12,973

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(4,762)	$(12,416)	$(18,386)	$(35,034)
Depreciation and amortization expense	900	1,072	2,925	3,268
Interest income	(1,279)	(1,733)	(4,072)	(5,637)
Income taxes	—	—	—	—
EBITDA	$(5,141)	$(13,077)	$(19,533)	$(37,403)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted Gross Margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended September 30, 2026			Three months ended September 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$10,152	$(1,995)	$8,157	$6,829	$(423)	$6,406
Cost of Goods Sold	1,684	(21)	1,663	1,596	(360)	1,236
Gross Margin	$8,468	$(1,974)	$6,494	$5,233	$(63)	$5,170
Gross Margin %	83%		80%	77%		81%

	Nine months ended September 30, 2026			Nine months ended September 30, 2025
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$27,074	$(6,197)	$20,877	$25,726	$(2,878)	$22,848
Cost of Goods Sold	4,928	(400)	4,528	4,612	(525)	4,087
Gross Margin	$22,146	$(5,797)	$16,349	$21,114	$(2,353)	$18,761
Gross Margin %	82%		78%	82%		82%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.